Exhibit 10.26.2

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into this 7th day of December, 2012 (the “Effective Date”), by and between Anthony Macaluso, whose business address is 2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024 (“Grantor”), and Peltz Capital Management, LLC, a Delaware limited liability company with a business address of 280 Park Ave, 41st Floor New York, NY 10017 (“Grantee”).

RECITALS

A.
Grantor is the Chairman of the Board of Single Touch Systems, Inc. (“STS”), and has requested that Grantee provide certain advisory services to Grantor related to possible transactions involving STS (the “Services”).

B.	Subject to the terms hereof, Grantee has agreed to provide the Services to Grantor in exchange for the option to purchase certain shares of STS as set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in exchange for the consideration and agreements set forth below, the sufficiency of which is hereby acknowledged, and the Recitals which are incorporated into this Agreement, Grantor and Grantee agree as follow:

1.
Option to Purchase Shares:  In exchange for performing the Services reasonably requested by Grantor in accordance with the terms hereof, Grantee is hereby granted the option to purchase from Grantor Two Million (2,000,000) common shares of STS at a purchase price of forty-eight cents ($0.48) per share (the “Option”).  The number of shares to be issued pursuant to the Option and the purchase price thereof shall be equitably adjusted with respect to any subdivision or combination of the Company’s issued and outstanding stock, whether by way of a stock dividend, stock split, recapitalization or otherwise, occurring after the execution hereof.

2.
Option Period:  Grantee shall have the right to exercise the entire Option, or any part of the Option (through one or more individual exercises), at any time between the Effective Date and the end of the second anniversary of the Effective Date (the “Option Period”).

3.
Exercise of Option:  Grantee shall inform Grantor of its intent to exercise the Option, or any part of the Option, by providing: (a) Notice to Grantor by email at anthony@singletouch.net or at the address identified above, setting forth the date of the option and the number of shares being purchased, and (b) payment of the purchase price in readily available funds.

4.
Delivery of Shares:  The Grantor must cause the delivery of the requested shares to Grantee within three (3) trading days following the giving of Notice and payment of the purchase price therefor.  The shares so delivered must be duly authorized, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, charges trading restrictions and security interests.

5.
Services:  Grantor and Grantee agree that Grantor is requesting the Services to assist him in his capacity as Chairman of the Board of STS, and that, unless otherwise agreed to in writing by Grantor, Grantee shall be available at reasonable times and on reasonable advance notice to provide the Services reasonably requested by Grantor through the entire Option Period.  ALL SERVICES TO BE RENDERED BY GRANTEE HEREUNDER SHALL BE ON AN AS-IS, WHERE-IS BASIS AND GRANTEE MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE OUTCOME THEREOF.

6.
Registration Rights:  Concurrently with the execution hereof, Grantor shall cause STS (via a duly authorized signator) to enter into and deliver to Grantee the Registration Rights Agreement attached hereto as Exhibit A.

7.
Entire Agreement/Amendments:  This Agreement represents the entire agreement between Grantor and Grantee regarding the subject matter herein and there are no other agreements or representations between the parties regarding this matter, whether oral or written.  This Agreement may only be modified or amended by a written document signed by both parties.

8.	Assignment: Except as specifically stated herein, neither Grantor nor Grantee may assign any of their rights or obligations set forth in this Agreement.

9.	Third Party Beneficiaries: There are no third party beneficiaries to this Agreement.

10.
Notice:  Except as expressly contemplated herein, any notice required or contemplated by this Agreement must be in writing, signed by the sending party and delivered to the other party at their address listed above in a manner that memorializes receipt (example: overnight courier with receipt, or certified mail, return receipt requested).

11.	Governing Law: This Agreement is governed by the laws of the State of New York.

12.
Disputes:  Any disputes arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in New York, New York and each party hereto irrevocably submits to the jurisdiction of such courts.  In any dispute, the prevailing party shall be awarded its reasonable attorneys fees and costs.

13.
Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.	Counterparts: This Agreement may be executed in one or more counterparts (including by facsimile copy), all of which shall be considered one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

Entered into as of the Effective Date.

/s/ Anthony Macaluso
Anthony Macaluso

/s/ Harlan Peltz
Harlan Peltz
Peltz Capital Management, LLC

AMENDMENT TO OPTION AGREEMENT

THIS AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is entered into as of December 26, 2012, by and among Anthony Macaluso, whose business address is 2235 Encinitas Boulevard, Suite 210, Encinitas, California 92024 (“Grantor”), and Peltz Capital Management, LLC, a Delaware limited liability company with a business address of 280 Park Ave, 41st Floor New York, NY 10017 (“Grantee”).

RECITALS

WHEREAS, the signatories hereto are parties to that certain Option Agreement dated December 7, 2012 (the “Option Agreement”).

WHEREAS, the signatories hereto desire to enter into this Amendment to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending legally to be bound, agree as follows:

1.      Amendment of Section 4.  Section 4 of the Option Agreement is amended to read in its entirety as follows:

4.      Delivery of Shares. As soon as practicable on or after the date of any exercise of this Warrant but in any event by the close of business on the sixth Trading Day after its receipt of the purchase price for the shares subject to the exercise (the “Exercise Amount”), Grantor shall deliver to the person or persons designated by Grantee (“Holders”) a certificate or certificates for the aggregate number of shares of Common Stock issuable upon such exercise (the “Option Shares”). The Option Shares so delivered must be duly authorized, validly issued, fully paid, non-assessable and free and clear of all taxes, liens, charges and security interests.  If Grantor fails to deliver to one or more Holders a certificate or certificates representing the Option Shares by the close of business on the sixth Trading Day after its receipt of the Exercise Amount, then Grantee will have the right to rescind such exercise. In addition, if Grantee fails to deliver to the Holders a certificate or certificates representing the Option Shares pursuant to an exercise by the close of business on the sixth Trading Day after Grantee’s receipt of the Exercise Amount, and if after such sixth Trading Day a Holder is required by its broker to purchase (in an open market transaction or otherwise) common shares of STS (“Common Stock”) to deliver in satisfaction of a sale by such Holder of the Option Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then Grantor shall (i) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Option Shares that Grantor was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, or (ii) at the option of the

Holder, either reinstate the portion of the Option and equivalent number of Option Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been delivered had Grantor timely complied with its delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Option Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence Grantor shall be required to pay the Holder $1,000. The Holder shall provide Grantor written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by Grantor. Nothing herein shall limit Grantee’s or a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Grantor’s failure to timely deliver certificates representing Option Shares upon exercise of this Option as required pursuant to the terms hereof.  The Holders are express third party beneficiaries to this Section 4.

2.      Amendment to Section 9.  Section 9 of the Option Agreement is amended by replacing the word “There” with “Except as otherwise expressly provided by this Agreement, there”.

3.      Miscellaneous.

(a)           Ratification.  Except as amended herein, the Option Agreement shall remain in full force and effect.

(b)           Entire Agreement.  This Amendment and the Option Agreement (including the documents referred to therein) constitute the entire agreement among the parties hereto and collectively supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)           Conflict of Terms.  In the event of any inconsistency between the provisions of this Amendment and any provision of the Option Agreement, the terms and provisions of this Amendment shall govern and control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Option Agreement as of the date first written above.

“GRANTOR”

/s/ Anthony Macaluso
Anthony Macaluso

“GRANTEE”

Peltz Capital Management, LLC

/s/ Andrew Peltz
Andrew Peltz
Managing Member

Signature Page to Amendment to Option Agreement